Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 10, 2018, Public Service Company of New Hampshire (“PSNH”), a subsidiary of Eversource Energy (“Eversource”), closed its previously announced agreement to sell its thermal generating assets pursuant to the terms of a Purchase and Sale Agreement (the “Thermal Agreement”), dated as of October 11, 2017, with Granite Shore Power LLC.  The thermal generating assets included approximately 1,100 MW of primarily fossil fueled electricity generation plants, including PSNH’s 50 MW wood-burning Northern Wood Power Project at its Schiller Station in Portsmouth, New Hampshire (“Thermal Generation Assets”). The original Purchase Price of $175 million was adjusted to reflect working capital adjustments, closing date adjustments and proration of taxes and fees prior to closing totaling approximately $40.9 million, resulting in net proceeds of approximately $134.1 million.

The following unaudited pro forma condensed consolidated income statements and balance sheet have been derived by the application of adjustments to PSNH’s historical financial statements as previously filed.  The unaudited pro forma financial statements are presented for comparative purposes only and are not intended to be indicative of the balance sheet or statements of income which would have been realized had the sale of the Thermal Generation Assets been consummated as of the date or during the periods for which the unaudited pro forma financial statements are presented or for any future period or date.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of September 30,		Pro Forma		Pro Forma Giving
(Thousands of Dollars)	2017		Adjustments		Effect to Adjustments

ASSETS

Current Assets:
Cash	$597		$134,155	(a)	$134,752
Receivables, Net	93,299				93,299
Accounts Receivable from Affiliated Companies	24,331				24,331
Unbilled Revenue	37,133				37,133
Taxes Receivable	-				-
Fuel, Materials, Supplies and Inventory	158,091		(120,434)	(b)	37,657
Regulatory Assets	112,465				112,465
Prepayments and Other Current Assets	3,797		(1,656)	(b)	2,141
Total Current Assets	429,713		12,066		441,779

Property, Plant and Equipment, Net	3,167,905		(549,247)	(b)	2,618,658

Deferred Debits and Other Assets:
Regulatory Assets	244,561		537,181	(c)	781,742
Other Long-Term Assets	51,740				51,740
Total Deferred Debits and Other Assets	296,301		537,181		833,482

Total Assets	$3,893,919		$-		$3,893,919

LIABILITIES & CAPITALIZATION

Current Liabilities:
Notes Payable to Eversource Parent	$202,300	$			$202,300
Long-Term Debt - Current Portion	110,000				110,000
Accounts Payable	92,201				92,201
Accounts Payable to Affiliated Companies	42,788				42,788
Regulatory Liabilities	7,923				7,923
Other Current Liabilities	61,210				61,210
Total Current Liabilities	516,422		-		516,422

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	827,412				827,412
Regulatory Liabilities	40,822				40,822
Accrued Pension, SERP and PBOP	98,553				98,553
Other Long-Term Liabilities	54,131				54,131
Total Deferred Credits and Other Liabilities	1,020,918		-		1,020,918

Capitalization:
Long-Term Debt	892,581				892,581

Common Stockholder's Equity:
Common Stock	-		-		-
Capital Surplus, Paid In	843,134				843,134
Retained Earnings	625,012				625,012
Accumulated Other Comprehensive Loss	(4,148)				(4,148)
Common Stockholder's Equity	1,463,998		-		1,463,998
Total Capitalization	2,356,579		-		2,356,579

Total Liabilities and Capitalization	$3,893,919	$-	$3,893,919

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ending	Pro Forma		Pro Forma Giving
(Thousands of Dollars)	September 30, 2017	Adjustments		Effect to Adjustments

Operating Revenues	$733,572	$(54,329)	(a)	$461,265

Operating Expenses:
Purchased Power, Fuel and Transmission	179,289			39,632
Operations and Maintenance	191,153			142,923
Depreciation	95,266			64,174
Amortization of Regulatory Liabilities, Net	(10,658)			(5,073)
Energy Efficiency Programs	11,040			11,040
Taxes Other Than Income Taxes	66,935			59,442
Total Operating Expenses	533,025	-		312,138
Operating Income	200,547	(54,329)		149,127
Interest Expense	38,676	-		28,063
Other Income, Net	2,883	-		2,700
Income Before Income Tax Expense	164,754	(54,329)		123,764
Income Tax Expense	65,128	(21,999)	(b)	48,530
Net Income	$99,626	$(32,329)		$75,234

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Year Ending	Pro Forma		Pro Forma
(Thousands of Dollars)	December 31, 2016	Adjustments		Effect to Adjustments

Operating Revenues	$959,482	$(52,310)	(a)	$586,842

Operating Expenses:
Purchased Power, Fuel and Transmission	210,786			32,852
Operations and Maintenance	260,779			188,864
Depreciation	116,519			79,445
Amortization of Regulatory Assets, Net	11,170			11,594
Energy Efficiency Programs	14,204			14,204
Taxes Other Than Income Taxes	82,964			72,369
Total Operating Expenses	696,422	-		399,328
Operating Income	263,060	(52,310)		187,514
Interest Expense	50,040			35,359
Other Income, Net	1,329			1,454
Income Before Income Tax Expense	214,349	(52,310)		153,609
Income Tax Expense	82,364	(17,897)	(b)	61,582
Net Income	$131,985	$(34,413)		$92,027

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on PSNH’s historical consolidated financial statements as adjusted to give effect to the sale of the Thermal Generation Assets. The unaudited pro forma balance sheet as of September 30, 2017 depicts the impact of the sale as if it had occurred on September 30, 2017. The unaudited pro forma statements of income for the nine months ended September 30, 2017 and for the year ended December 31, 2016 depict the pro forma impact of the sale of the Thermal Generation Assets as if the transaction had occurred on January 1, 2016. The unaudited pro forma condensed consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of future results of operations or financial condition. In PSNH’s pro forma income statements and balance sheet, the “Pro Forma Giving Effect to Adjustments” column represents the Company’s remaining operations following the sale of the Thermal Generation Assets.

2. Pro Forma Adjustments

The following adjustments for the unaudited pro forma income statements and balance sheet reflect the impact of PSNH’s sale of the Thermal Generation Assets on previously filed income statements for the year ended December 31, 2016 and for the nine months ended September 30, 2017, and balance sheet as of September 30, 2017.  The pro forma income statements reflect the assumption that the estimated costs to purchase electric generation service supply contracts in the absence of the Thermal Generation Assets, in order to fulfill the energy needs of PSNH’s retail distribution customers for the periods presented, are equal to the total operating expenses incurred to operate the Thermal Generation Assets.  Both costs are fully recovered in retail distribution rates to PSNH customers and therefore do not impact earnings.

Pro Forma Financial Statement Adjustments

The following income statement adjustments relate to PSNH’s sale of the Thermal Generation Assets.

(a)

Reflects the elimination of revenues associated with the activities of the Thermal Generation Assets that impacts earnings.  The revenues associated with the collection of operating costs in customers’ rates were replaced with an equal estimate representing the cost of purchased power in customers’ rates.

(b)	Reflects the elimination of the income tax expense associated with the revenues of the Thermal Generation Assets that are impacting earnings.

The following balance sheet adjustments generally relate to PSNH’s sale of the Thermal Generation Assets.

(a)	Reflects the receipt of cash proceeds of approximately $134 million from the sale of the Thermal Generation Assets, net of certain working capital adjustments.

(b)	Reflects the elimination of the Thermal Generation Assets, as well as Fuel, Materials, Supplies and Inventory.

(c)

Reflects the estimated amount of stranded costs that will be recoverable in future rates billed to PSNH's customers through securitization bonds, which will result in the full recovery of the Thermal Generation Assets, Fuel, Materials and Supplies.